UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 24, 2025

Date of Report

(Date of earliest event reported)

Jefferson Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42718 (Commission File Number)	33-1923926 (I.R.S. Employer Identification No.)
	600 SOUTH HIGHWAY 169, SUITE 1575, MINNEAPOLIS, Minnesota 55426 (Address of principal executive offices)	55426 (Zip Code)

Registrant’s telephone number, including area code: (320) 229-8505

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.0001 par value per share	JCAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On October 27, 2025, Jefferson Capital, Inc. (the “Company”) announced that its wholly owned subsidiary, Jefferson Capital Systems, LLC (“Buyer”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on October 24, 2025 with BLST Holding Company LLC, BLST Operating Company, LLC, BLST FinCo, LLC and BLST FinCo SubCo, LLC (collectively, “Bluestem” or the “Sellers”) to acquire certain assets related to Sellers’ credit card business (the “Transaction”).

Pursuant to the Asset Purchase Agreement, Buyer will acquire a revolving credit card receivables portfolio for which new draws have been suspended, together with related intellectual property, books and records, bank accounts used for collections and specified contracts (collectively, the “Purchased Assets”). The gross purchase price is $302.8 million, subject to customary adjustments for interim cash flows (including collections and new purchases) between June 30, 2025 (the “Cut Off Date”) and closing and a $20.0 million escrow to secure implementation obligations. At the Cut Off Date, the receivables being acquired had an aggregate face value of approximately $488.2 million. The Company does not intend to pursue ongoing originations through the Bluestem platform, and the Transaction does not include any Bluestem retail operations or assets.

In connection with the Transaction, Buyer will enter into a servicing agreement to transition servicing of the Receivables from Sellers to CardWorks Servicing, LLC. Closing is subject to customary conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected in the fourth quarter of 2025.

The Asset Purchase Agreement contains customary representations, warranties, covenants and termination rights for a transaction of this type. The foregoing description of the Asset Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and incorporated herein by reference.

Amended Credit Agreement

On October 27, 2025 (the “Amendment Effective Date”), CL Holdings, LLC, a Georgia limited liability company (“CL Holdings”), Buyer (as defined above), JC International Acquisition, LLC, a Georgia limited liability company (“JCIA”), CFG Canada Funding, LLC, a Delaware limited liability company (“CFG” and, together with CL Holdings, Buyer and JCIA, the “Borrowers”), and certain subsidiaries of the Borrowers, the lenders party thereto (the “Lenders”) and Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), entered into Amendment No. 7 to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of May 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment Effective Date, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), among the Borrowers, the Administrative Agent and the lenders party thereto.

The Amendment effected certain amendments to the terms of the credit facility under the Existing Credit Agreement, including, among other things, to (i) increase the Aggregate Commitments (as defined in the Amended Credit Agreement) by $175,000,000 to an aggregate amount of $1,000,000,000, (ii) reduce the interest rate margins applicable to loans outstanding under the credit facility by fifty (50) basis points, (iii) (a) reduce the non-use fee rate for unutilized commitments under the credit facility by five (5) basis points and (b) reduce the maximum applicable non-use fee rate for unutilized commitments to thirty-five (35) basis points, (iv) eliminate any credit spread adjustments from the calculation of the interest rate applicable to loans outstanding under the credit facility, (v) extend the maturity of the credit facility to October 27, 2030, subject to such maturity being reduced to 91 days in advance of the earliest final scheduled maturity date of either the 9.500% Senior Notes due February 15, 2029 or the 8.250% Senior Notes due May 15, 2030, in each case issued by Jefferson Capital Holdings, LLC, a Delaware limited liability company (“JCAP Holdings”), (vi) make customary changes (including changes to financial reporting requirements and ‘change of control’ thresholds applicable to the change of control event of default) to reflect the status of the Borrowers and their subsidiaries as indirect subsidiaries of the Company, a public company, (vii) modify certain terms applicable to permitted restricted payments, including distributions (a) to fund the payment of taxes, (b) to redeem outstanding senior notes of JCAP Holdings, or other parent companies of the Borrowers, and (c) to fund regular quarterly dividends and public company costs in an aggregate annual amount for such dividends and public company costs not to exceed the greater of (x) six percent (6%) of the market capitalization of the Company, and (y) the quarterly dividend amount specified in the model provided to the Lenders prior to the Amendment Effective Date, (viii) remove the existing financial covenant requiring a minimum tangible net worth of JCAP Holdings and (ix) modify the frequency and conditions applicable to field audits and portfolio examinations conducted by or on behalf of the Administrative Agent.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferson Capital, Inc.

Date: October 28, 2025
By: /s/ Christo Realov
Name: Christo Realov
Title: Chief Financial Officer

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